Exhibit 10.39







                           GENERAL FRAMEWORK AGREEMENT
                                 FOR COOPERATION













         BEIJING TENGTU UNITED ELECTRONICS DEVELOPMENT CO., LTD.


                           MICROSOFT (CHINA) CO., LTD.


                                   MARCH 2004










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The two parties acknowledge that this agreement is formulated out of their own wishes as a basis to guarantee their economic benefits. Both parties have confirmed that they have already read, understood and agreed the terms and conditions in the agreement.
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              MICROSOFT (CHINA) CO., LTD.         BEIJING TENGTU UNITED ELECTRONICS
                                                     DEVELOPMENT CO., LTD.
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
 Post code: 100022                               Post code: 100036
 Address: Millennium Tower, 38 Xiaoyun Road,     Address:   Building 8, Fucheng Street 44,
          Chaoyang District, Beijing                        Haidian District, Beijing
 Point of Contact:
 Tel:                                            Point of Contact: Lu Yunfei
 Fax:                                            Tel: +86 10 88114060
 E-mail:                                         Fax: +86 10 88114583
                                                 E-mail: LUYUNFEI@TENGTU.COM.CN
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 Name( in print)(pound)(0)                               Name(in print)(pound)(0)Lin Xiaofeng
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 Title (in print): Microsoft (China) Co., Ltd.   Title(in  print): Executive President of Beijing
                                                 Tengtu United Electronics Development Co. Ltd
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 Signed by(pound)(0)                                   Signed by(pound)(0)

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 Company seal:                                   Company seal:

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 Date: March  , 2004                             Date: March  , 2004
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Microsoft (China) Co., Ltd.(hereafter referred to as Party A) and Beijing Tengtu
United Electronics Development Co., Ltd. (hereafter referred to as Party B) have entered into this agreement on the principle of mutual understand, sincere cooperation and joint development. Through friendly consultations the two parties have reached the following agreement with regard to cooperation on expansion of China education market, the aim of cooperation, rights and obligation of each party.

           16. I. Aim of the Cooperation and Nature of the Agreement

   1. The ultimate aim of the cooperation is to give full play to each party's brand advantage, geological advantage and technical advantage and pool excellent talent resources to develop "K-12 school's educational resources" market in an all-round way in China by means of the optimized team combination, excellent cooperation scheme and the best technological products.
   2. Both parties unanimously agree that the agreement is a guiding document for both parties to expand their products and services share in K-12 school's educational resources market. The basis of the agreement is Education Resource for Office; two parties jointly launch the Resource application solution plan, which is based on Microsoft Office system.

II. TERM OF COOPERATION
1 year from the signing, date.

III. DETAILS OF COOPERATION
1. COOPERATIVE AREA
        Cooperative area:     China
        Industrial name:      Education market
        Name of the solution: Education Resource for Office

2. FORM OF COOPERATION
      The two sides should define and implement the integrated technical architecture of Education Resource for Office.

IV. RESPONSIBILITIES AND OBLIGATIONS
For a quicker and better launch the Resource application solution defined in this agreement into market, both sides promise each and joint responsibility and obligation as followed:



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1. RESPONSIBILITIES AND OBLIGATIONS OF PART A

     1.1 Part A is in charge of providing necessary training for Part B's technician to finish the Resource application solution plan.

     1.2 Part A is in charge of providing software and hardware development environment, which is necessary for the technical development.

     1.3 Part A is in charge of providing the system testing platform/environment, testing plan and testing advise.

     1.4 Part A provides Part B with sales training and proper pre-sale technical support once every 6 month.

     1.5 Part A provides Part B with necessary free software for Part A to set up a demonstration environment for national education industrial Application solution plan.

     1.6 Part A recommends Education Resource for Office to the customers in those area and industrial field defined in this agreement.

     1.7 Part A provides free training and certification diploma for Part B's customer of Education Resource for Office.

2. RESPONSIBILITIES AND OBLIGATIONS OF PART B

     2.1 Party B shall undertake the system development of the Resource application solution plan according to the actual demands of China education sector, including system design, programming and producing the installation disk.

     2.2 Party B is responsible for the formulation of general distribution plan for Education Resource for Office with Party A.

     2.3 Party B is responsible for the promotion of Education Recourse for Office to the agencies and end users in the regions and industries defined in this agreement.

     2.4 Party B will recommend Party A's other products and services to its customers of the regions and industries specified in this agreement.

     2.5 Party B shall provide technical consultation and training on Education Resource for Office once every six months.



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V. EFFECTIVENESS OF THE AGREEMENT AND DEFAULT

The agreement is made in two identical copies, and each has equally legal effect. The agreement shall become effective on the date when the authorized representatives from both parties execute it and put the official seals on it. Early termination of the agreement shall be in accordance with the terms and conditions of the agreement or approved in writing by both parties. The term of the agreement is specified in Section 2.

It shall be deemed as breach of the agreement under the following situations:

1) Either party has violated the non-disclosure obligations set forth in Section 6 without the written approval from the other party (including, but not limited to, the disclosure of the other party's confidential information to the unrelated third party);

2) If either party has not fully fulfilled its obligations in time or violated any terms and conditions of the agreement, and has not taken any remedial measures within 30 days after receiving the written notice from the other party;

3) or due to bankruptcy, exemption of debtor's debt or transfer of creditor's rights and interests, or out of business, or entering into bankruptcy, reorganization, arrangement, insolvency or entering into liquidation procedure or other procedures, and the procedure not terminated within 30 days after the procedure starts, or violation of relevant laws and regulations and business ethics in performing the agreement.

If one party has violated the agreement, the other party has the right to terminate the agreement and has the right to exercise all the rights and remedial measures in accordance with the agreement. The remedial measures taken by both parties can be exercised at the same time or separately, and moreover the exercising of any kind of remedial measures is not the choice of this kind of remedial measure, which does not exclude the exercising of any other remedial measures, with the exception of the claims arising from the infringement of intellectual property rights or violation of the non-disclosure obligations.

17.      VI. Confidentiality

Both parties promise that nothing herein contained shall be divulged to any third party or unauthorized person of its own company without the prior written consent. Both parties agree that within the term of this agreement and 2 years after its expiration, all information received or obtained under this agreement, which, the other party believes, is confidential, shall be considered as proprietary information and be held confidential ("confidential information"). Both parties agree to pay proper attention to preventing all confidential




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information from being disclosed or used without authorization, just as to protect its own similar sensitive confidential information. When it is necessary to disclose confidential information in written form, it shall be marked with the word of "secret" or "confidential", If it is orally disclosed, the disclosing party shall declare that it is confidential information at the time of disclosure, and within 30 days after the oral disclosure, issue a written confirmation to the receiving party to summarize the contents of confidential information orally disclosed. Both parties agree that the confidential information shall be used only for performance of the obligations under this agreement. Unless otherwise agreed in this agreement, the agreement has not expressly or implicitly granted, assigned or allowed one party's trademark, invention, copyright, patent or other intellectual property to be used by the other party. All the confidential information is the property of the information disclosing party. In case of termination of the agreement and at the either party's request, the other party shall return the confidential information to the requesting party, including all the photocopies. Both parties agree that the confidential information shall be destroyed when it is no longer necessary. Provided that the above mentioned regulations are not affected, neither party shall be liable for confidential information under the following conditions:

1) The confidential information had already been owned by the other party before the non-disclosure obligation was enforced;

2) The confidential information is made public without any party's fault;

3) The confidential information has been legally obtained without breaching this agreement from a third party who has the right to provide it;

4) The confidential information is developed independently without using any confidential information of the other party;or 5) The confidential information is required to be disclosed by the court order or by the competent government or administrative agencies with legal jurisdiction over one party.

18. VII. MISCELLANEOUS

(A) 1. ADVERTISEMENT AND USE OF COMPANY NAME

     If one party wants to release any news in the media, it should ask the other party for approval.

(B) 2. NON-RECRUITMENT

     Both parties agree that without prior written consent by the other party, either party shall not directly recruit, provide employment opportunity for, hire or retain any staff, advisers, subcontractors or other agents of the other party who are related to the performance of this agreement within the term of this agreement and one year after its expiration.



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(C) 3. FORCE MAJEURE

Neither party shall be liable for delays in performing this agreement or failure to perform due to the causes beyond its commercially reasonable control. Such delays shall include, but not be limited to, wars, fires, earthquake, explosion, flood or other natural calamities, government's legislation, acts, order or regulations, strikes or labor problems, provided that the delays mentioned above are not caused by the delayed party's error or fault. Any occurrence or causes of delay shall continue only for the period of time during which the event is beyond the delayed party's commercially reasonable control. However, the delayed party agrees that commercially reasonable efforts shall be made to relief the delay caused by occurrence of any events which is beyond delayed party's commercially reasonable control. The delayed party shall promptly notify the other party in written form upon occurrence of any force majeure events and advise them of their schedule to resume the performance.
In case the force majeure event lasts for more than 90 days, both parties will resolve it through consultation.

(D) 4. NOTICES

When notices are sent by one party to the other party by hand or fax (a photo copy is to be provided subsequently) to the addresses mentioned under this agreement or such other addresses as may from time to time be notified by either party, the receiving time of the notices is deemed as the time of delivery; if they are delivered by express courier service, the receiving date shall be deemed as one (1) day after the delivery; if they are sent by postage prepaid registered mail, the receiving date shall be deemed as two (2) days after sending. Both parties agree that notices sent by fax in a good shape shall be treated as "original" document, except that the truth of document is doubted.

(E) 5 LEGAL JURISDICTION

This agreement shall be subjected to the legal jurisdiction of the People's Republic of China.

(F) 6 DISPUTE SETTLEMENT

Both parties unanimously agree that all the non-specified matters relating to this agreement and disputes arising out of performing this agreement shall be resolved through friendly consultations. In the event such efforts fail, any party can institute legal proceedings to the people's court at its location.





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